Exhibit 5.1



               July 19, 1996


               Computer Products, Inc.
               7900 Glades Road
               Suite 500
               Boca Raton, FL  33434

                                 Computer Products, Inc.
                            Registration Statement on Form S-8
                            ----------------------------------


               Dear Sirs:

                         I have  acted  as  special  counsel  for  Computer
               Products, Inc., a Florida corporation (the "Company"), in connection with Registration Statement on Form S-8 (the "Registration Statement") that is being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"). This Registration Statement being filed with respect to 1,450,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company relating to the Company's 1990 Performance Equity Plan (the "Plan").

                         You  have  requested  me  to  render  to  you  the
               following opinion. In connection with the opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of all corporate and other documents and records of the Company and all certificates of public officials and officers of the Company, and have made such other investigations, as I have deemed necessary or appropriate in connection with rendering this opinion. As to questions of fact material to this opinion, I have, when relevant facts were not independently established by me, relied upon certificates of public officials and information supplied to me by officers of the Company.

                         For purposes of this  opinion, I have assumed  the
               genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified, conformed or photostatic copies.

                         Based upon  the foregoing,  I  am of  the  opinion
               that:
                         1. The Company is a corporation duly organized and validly existing under the laws of the State of Florida.

                         2. All requisite corporate actions have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement pursuant to the 1933 Act.

                         3. The shares of Common Stock, when issued and sold in accordance with the provisions of the Plan, will be legally issued, fully paid and non-assessable when the Company shall have received therefor the consideration provided in the Plan (but not less than the par value thereof).

                         I am an attorney admitted to practice in the State
               of Florida and do not purport to be an expert in, or to render any opinions concerning, the laws of any jurisdiction other than the United States of America and the State of Florida.

                         This opinion is rendered to you and is solely  for
               your benefit in connection with the above transaction. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation without my prior written consent.

                         I hereby  consent to  the filing  of this  opinion
               with the Securities and Exchange Commission as an exhibit to the Registration Statement, to the use of my name as your counsel with respect to the Registration Statement and to all references made to us therein.

                                             Very truly yours,

                                             /s/ Bert Sager